Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Lindblad Expeditions Holdings, Inc. on Form S-3 of our report dated March 13, 2015, with respect to our audits of the financial statements and the related statements of operations, comprehensive loss, changes in stockholders' equity and cash flows of Capitol Acquisition Corp. II as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013, and 2012 appearing in the Annual Report on Form 10-K of Lindblad Expeditions Holdings, Inc., formerly known as Capitol Acquisition Corp. II, for the year ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Melville, New York

August 28, 2015

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Lindblad Expeditions Holdings, Inc. on Form S-3 of our report dated March 30, 2015, except for Note 16B, which the date is May 8, 2015, with respect to our audits of the consolidated financial statements and the related consolidated statements of income, changes in stockholders' equity and cash flows of Lindblad Expeditions, Inc. and Subsidiaries as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013, and 2012 appearing in the Definitive Merger Proxy of Lindblad Expeditions Holdings, Inc., formerly known as Capitol Acquisition Corp. II, for the year ended December 31, 2014 filed on June 24, 2015. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Melville, New York

August 28, 2015

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